UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2017

OMEGA PROTEIN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14003	76-0562134
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 19, 2017, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 5, 2017, by and among Omega Protein Corporation (the “Company”), a Nevada corporation, Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Parent”), and Alpha MergerSub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), Parent completed its previously announced acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the Company is wholly owned by Parent.

At the effective time of the Merger on December 19, 2017 (the “Effective Time”), (a) each outstanding share of common stock, par value $0.01 per share, of the Company (“Common Stock”) (other than shares of Common Stock held by the Company or owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or the Company) was automatically cancelled and converted into the right to receive $22.00 in cash (the “Merger Consideration”), (b) each outstanding option to purchase shares of Common Stock (whether or not exercisable, each a “Stock Option”) issued pursuant to the Company 2006 Incentive Plan and the Company 2015 Long-Term Incentive Plan (together, the “Company Stock Plans”) was converted into the right to receive, less applicable withholding taxes, an amount in cash equal to the excess, if any, of the Merger Consideration payable in respect of a share of Common Stock over the applicable exercise price per share of Common Stock subject to the Stock Option (the “Option Consideration”) and (c) the restrictions applicable to each share of restricted Common Stock (“Restricted Stock”) immediately lapsed and each such share of Restricted Stock was converted into the right to receive the Merger Consideration, less applicable withholding taxes.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 6, 2017.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 2.01 is incorporated into this Item 3.01 by reference.

Following the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in the Common Stock should be suspended and the listing of the Common Stock on the NYSE should be removed. The Common Stock was suspended from trading on the NYSE prior to the opening of trading on December 20, 2017. The Company also requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Common Stock from the NYSE and to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Furthermore, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Items 2.01, 3.01 and 5.01 is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, (a) each outstanding share of Common Stock converted into the right to receive the Merger Consideration, (b) each outstanding Stock Option, converted into the right to receive the Option Consideration and (c) each share of restricted Common Stock converted into the right to receive the Merger Consideration, less applicable withholding taxes.

As of the Effective Time, Company stockholders immediately prior to the Effective Time ceased to have any rights as stockholders of the Company (other than the right to receive the Merger Consideration or as otherwise provided by the Merger Agreement or by law).

Item 5.01	Change in Control of Registrant

The information included under Item 2.01 and 3.03 is incorporated into this Item 5.01 by reference.

A change of control of the Company occurred on December 19, 2017, following the filing of the certificate of merger with the Secretary of State of the State of Nevada, at which time Merger Sub merged with and into the Company, with the Company continuing to exist as a Nevada corporation.

As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

At the Effective Time, and in accordance with the Merger Agreement, each member of the board of directors of the Company (the “Board”), other than Bret Scholtes, resigned from the Board and ceased to be a director of the Company. These directors are Dr. Celeste A. Clark, Michael N. Christodolou, Stephen C. Bryan, Gary R. Goodwin, David H. Clarke, David W. Wehlmann and David A. Owen. These resignations were required by the Merger Agreement and were not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

At the Effective Time, Glenn Cooke and Ross Butler were appointed as directors of the Company.

Glenn Cooke, age 52, founded Cooke Aquaculture in 1985 with his father Gifford and his brother Michael. He has been an officer and director of Parent and its affiliates since inception, currently serving as a Vice-President of Parent. Mr. Cooke has no family relationship to any director or executive officer of the Company. Mr. Cooke is an officer and indirect shareholder of Northeast Nutrition Inc., which carries on the business of manufacturing fish feed for use in the aquaculture industry. Northeast Nutrition Inc. is a customer of the Company and in 2017 to date has purchased approximately $1.586 million of fish meal and fish oil from the Company in the ordinary course of business at market rates.

Ross Butler, age 55, is currently the Chief Executive Officer of Wanchese Fish Company (“Wanchese”) and Cooke Seafood USA, based in Suffolk, VA. Wanchese is a third generation, 75-year-old seafood company that was acquired by the Cooke family in 2015. Prior to his appointment as CEO of Wanchese in 2015, Mr. Butler worked for Parent in several senior capacities including his most recent position as Senior Vice President responsible for their international harvesting and processing operations. Mr. Butler join Parent in 2002.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Merger, were amended and restated in the form of the articles of incorporation filed as Exhibit 3.1 to this Current Report on Form 8-K which is incorporated herein by reference.

At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated in the form of the bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2017, the Company convened its special meeting of stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement dated November 24, 2017, which was first mailed to Company stockholders on or about November 27, 2017.

As of the close of business on November 24, 2017, the record date for the Special Meeting, there were 22,478,928 shares of Common Stock outstanding and entitled to vote at the Special Meeting. A quorum of 18,082,241 shares of Common Stock was represented in person or by proxy at the Special Meeting. A summary of the voting results for the proposals presented, which are described in detail in the definitive proxy statement, is set forth below:

1.

Proposal to adopt and approve the Merger Agreement (the “Merger Proposal”). The Merger Proposal received the affirmative vote of approximately 79.39% of the outstanding shares of Common Stock represented at the Special Meeting in person or by proxy.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,845,087	15,274	221,880	0

2.

Advisory, non-binding proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory, Non-Binding Compensation Proposal”). The Advisory, Non-Binding Compensation Proposal received the affirmative vote of approximately 31.75% of the outstanding shares of Common Stock represented at the Special Meeting in person or by proxy.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,138,016	10,699,696	244,526	0

3.

Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The Adjournment Proposal received the affirmative vote of approximately 75.04% of the outstanding shares of Common Stock represented at the Special Meeting in person or by proxy. However, as the Merger Proposal was approved, adjournment or postponement of the Special Meeting was unnecessary.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,868,360	981,106	232,770	0

No other business properly came before the Special Meeting.

Item 8.01.	Other Events.

On December 19, 2017, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Omega Protein Corporation
3.2	Amended and Restated Bylaws of Omega Protein Corporation
99.1	Press Release, dated December 19, 2017, issued by Omega Protein Corporation.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA PROTEIN CORPORATION

Date: December 22, 2017	By:	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Omega Protein Corporation
3.2	Amended and Restated Bylaws of Omega Protein Corporation
99.1	Press release of Omega Protein Corporation dated December 19, 2017.